EXHIBIT 23(a)


                    CENTRAL TELEPHONE COMPANY
                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-50820) of Central Telephone Company and the related Prospectus of our report dated January 21, 1994, with respect to the consolidated financial statements and schedules of Central Telephone Company included in this Annual Report (Form 10-K) for the year ended December 31, 1993.




                                                  ERNST & YOUNG



Kansas City, Missouri
March 31, 1994




                                                    EXHIBIT 23(b)


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated February 3, 1993, covering the consolidated balance sheet of Central Telephone Company and Subsidiaries as of December 31, 1992, and the related consolidated statements of income, retained earnings and cash flows and schedules for each of the two years ended December 31, 1992, incorporated by reference into Central Telephone Company's previously filed Registration Statement No. 33-50820.




                                             ARTHUR ANDERSEN & CO.



Chicago, Illinois
March 31, 1994